Exhibit 99.1

Murphy USA Inc. Reports Second Quarter 2022 Results

El Dorado, Arkansas, July 27, 2022 (BUSINESS WIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and six months ended June 30, 2022.
Key Highlights:
•Net income was $183.3 million, or $7.53 per diluted share, in Q2 2022 compared to net income of $128.8 million, or $4.79 per diluted share, in Q2 2021

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q2 2022 was 34.9 cpg, compared to 28.2 cpg in Q2 2021

•Total retail gallons increased 7.8% to 1.2 billion gallons in Q2 2022 compared to 1.1 billion gallons in Q2 2021, while volumes on a same store sales ("SSS") basis increased 4.8%

•Merchandise contribution dollars for Q2 2022 increased 6.6% to $196.7 million on average unit margins of 19.8%, compared to the prior-year quarter contribution dollars of $184.5 million on unit margins of 19.2%

•Food and beverage contribution margin increased 5.0% in Q2 2022 from the prior-year period and sales dollars improved 10.5%

•During Q2 2022, the Company opened 9 new Murphy Express stores which increased the quarter-end store count to 1,695. On a year-to-date basis, the Company has opened 15 new Murphy Express stores, one new QuickChek store, and 12 raze-and-rebuild Murphy USA locations. There are 17 new Murphy Express stores, 6 new QuickChek stores, and 15 raze-and-rebuild Murphy USA stores currently under construction

•Common shares repurchased during Q2 2022 were approximately 0.9 million for $203.6 million at an average price of $231.60 per share

•The Company paid a quarterly cash dividend on June 1, 2022 of $0.31 per share, a 7% increase from the prior quarter, or $1.24 per share on an annualized basis, for a total cash payment of $7.4 million

•The Company's initial Environmental, Social and Governance Summary Report is now available for download and can be accessed from Murphy USA's investor relations website

“With inflation above its 40 year high, consumers need affordable every-day-low-prices on goods and services now more than ever," said President and CEO Andrew Clyde. “Q2 results affirm that Murphy USA is one of the top value brands that consumers trust to meet their needs. With our advantaged business model, we continued to profitably take share on non-discretionary fuel purchases while growing per-store sales and contribution across categories. Notably, momentum accelerated into July as customers benefit from falling fuel prices while employee engagement is supported by a special summer incentive program."

Consolidated Results

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2022	2021	2022	2021
Net income (loss) ($ Millions)	$183.3	$128.8	$335.7	$184.1
Earnings per share (diluted)	$7.53	$4.79	$13.59	$6.73
Adjusted EBITDA ($ Millions)	$316.6	$244.5	$593.6	$399.3
Net income and Adjusted EBITDA for Q2 2022 were higher versus the prior-year period, due primarily to improved contribution margins from both fuel and merchandise, partially offset by higher payment fees, higher store operating expenses, and increased general and administrative expenses. All amounts reported for the year-to-date 2021 period include the consolidated results of our wholly-owned subsidiary, Quick Chek Corporation ("QuickChek") from January 29, 2021 (the date of acquisition).

Fuel

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2022	2021	2022	2021
Total retail fuel contribution ($ Millions)	$320.8	$244.7	$574.3	$401.5
Total PS&W contribution ($ Millions)	22.8	(14.4)	62.3	(10.7)
RINs and other (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	79.3	86.3	156.0	153.1
Total fuel contribution ($ Millions)	$422.9	$316.6	$792.6	$543.9
Retail fuel volume - chain (Million gal)	1,211.3	1,123.4	2,299.6	2,132.5
Retail fuel volume - per store (K gal APSM)[1]	250.7	237.0	237.8	225.9
Retail fuel volume - per store (K gal SSS)[2]	247.9	233.2	235.3	222.9
Total fuel contribution (including retail, PS&W and RINs) (cpg)	34.9	28.2	34.5	25.5
Retail fuel margin (cpg)	26.5	21.8	25.0	18.8
PS&W including RINs contribution (cpg)	8.4	6.4	9.5	6.7

[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2021 amounts not revised for 2022 raze-and-rebuild activity

Total fuel contribution dollars of $422.9 million increased 33.6%, or $106.3 million, in Q2 of 2022 compared to Q2 of 2021 on favorable pricing and higher retail volumes sold. Retail fuel contribution dollars increased $76.1 million, or 31.1%, to $320.8 million compared to the prior-year quarter, supported by both higher retail fuel margins and volumes. This increase was driven by 26.5 cpg retail fuel margins, or 21.6% more than the prior period, despite a rising commodity price environment. PS&W margin (including RINs) increased $30.2 million when compared to Q2 2021, primarily reflecting higher contribution from typical inventory timing and price-related impacts from the product supply chain.

Merchandise

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2022	2021	2022	2021
Total merchandise contribution ($ Millions)	$196.7	$184.5	$372.4	$332.9
Total merchandise sales ($ Millions)	$994.6	$963.4	$1,886.6	$1,796.6
Total merchandise sales ($K SSS)[1,2]	$198.6	$175.1	$186.2	$168.2
Merchandise unit margin (%)	19.8%	19.2%	19.7%	18.5%
Tobacco contribution ($K SSS)[1,2]	$17.8	$17.2	$17.3	$16.4
Non-tobacco contribution ($K SSS)[1,2]	$21.6	$11.0	$18.9	$10.4
Total merchandise contribution ($K SSS)[1,2]	$39.4	$28.2	$36.2	$26.8

[1]2021 amounts not revised for 2022 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased $12.2 million, or 6.6%, to $196.7 million in Q2 2022 from the prior-year quarter due primarily to higher unit sales volumes and retail prices. Total tobacco contribution dollars increased 4.5% and non-tobacco contribution dollars increased 8.9% compared to the prior-year. Food and beverage contribution, a subset of non-tobacco, increased 5.0% on 10.5% higher sales dollars in the current period compared to Q2 2021.
Other Areas

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2022	2021	2022	2021
Total store and other operating expenses ($ Millions)	$252.2	$208.9	$474.9	$386.0
Store OPEX excluding payment fees and rent ($K APSM)	$32.2	$28.9	$30.9	$27.1
Total SG&A cost ($ Millions)	$52.2	$48.5	$98.4	$92.8

Total store and other operating expenses were $43.3 million higher in Q2 2022 versus the prior-year quarter mainly due to higher payment fees, employee related expenses, and store maintenance costs. Store OPEX excluding payment fees and rent on an APSM basis were 11.4% higher versus Q2 2021, primarily attributable to increased employee-related expenses and maintenance costs. Employee costs in the current quarter include the earned portion of a non-recurring special bonus to our employee base that will pay out over the 100 days of summer. In Q2 2022, this amount was approximately $3.0 million. Total SG&A costs were $3.7 million higher than the Q2 2021, primarily due to higher professional fees, contract services, and employee incentive expenses.

Store Openings
The Company opened 9 new-to-industry retail locations in Q2 2022, bringing the network total to 1,695. On a year-to-date basis, the Company has opened 15 new-to-industry Murphy Express stores, one new QuickChek store and 12 raze-and-rebuild Murphy USA locations . This total consists of 1,151 Murphy USA stores, 385 Murphy Express stores, and 159 QuickChek stores. There are a total of 38 stores currently under construction, including 17 new Murphy Express stores, 6 QuickChek stores, and 15 raze-and-rebuild Murphy USA stores.

Financial Resources

	As of June 30,
Key Financial Metrics	2022	2021
Cash and cash equivalents ($ Millions)	$240.4	$165.0
Long-term debt, including capital lease obligations ($ Millions)	$1,795.5	$1,794.4

Cash balances as of June 30, 2022 totaled $240.4 million. Long-term debt consisted of approximately $298 million in carrying value of 5.625% senior notes due in 2027, $495 million in carrying value of 4.75% senior notes due in 2029, $493 million in carrying value of 3.75% senior notes due in 2031, and $384 million of term debt. In addition, the Company has approximately $126 million in long-term capital leases. The cash flow revolving facility remained undrawn as of June 30, 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
Key Financial Metric	2022	2021	2022	2021
Average shares outstanding (diluted) (in thousands)	24,341	26,917	24,708	27,351

At June 30, 2022, the Company had common shares outstanding of 23,351,518. Common shares repurchased during the quarter were approximately 0.9 million shares for $203.6 million, which were purchased under the 2021 share repurchase plan. Common shares purchased during the six months ended June 30, 2022, were 1.7 million shares for a total of $355.4 million. As of June 30, 2022, approximately $664.6 million remained available under the $1 billion 2021 plan, to be executed by December 31, 2026.
The effective income tax rate for Q2 2022 was 24.0% compared to 24.2% in Q2 2021.
The Company paid a quarterly dividend of $0.31 per share, or $1.24 per share on an annualized basis, on June 1, 2022, for a total cash payment of $7.4 million, which was an increase of $0.02 per share from the March 3, 2022 dividend. The total amount paid in dividends year-to-date is $14.6 million, or $0.60 per share.

Environmental, Social and Governance
The Company recently published its initial Environmental, Social and Governance Summary Report on its Investor Relations Website. This summary represents the continued evolution of the Company's stakeholder reporting on the sustainability of its business strategy and important ESG topics and will continue to evolve to meet future needs, including regulatory disclosure requirements.

2022 Guidance Update
The Company has continued its strong performance into 2022 despite very challenging macro conditions in the marketplace. As business conditions have changed throughout the year, there is one metric that was previously provided for the 2022 year in January that needs to be revised based on updated conditions.

	2022 Original Guidance Range	2022 Updated Guidance Range
Organic Growth
New Stores	up to 45	up to 45
Raze-and-Rebuilds	up to 35	up to 35
Fuel Contribution
Retail fuel volume per store (K gallons APSM)	235 to 245	235 to 245
Store Profitability
Merchandise contribution ($ Millions)	$740 to $760	$740 to $760
Retail store OPEX excluding credit cards ($K, APSM)	$29.5 to $31	$31.5 to $32.5
Corporate Costs
SG&A ($ Millions per year)	$200 to $210	$200 to $210
Effective Tax Rate	24% to 26%	24% to 26%
Capital Allocation
Capital expenditures ($ Millions)	$350 to $400	$350 to $400

Operating expenses in our stores have experienced labor pressures which has caused us to increase overtime spending and offer incentives to attract and retain qualified employees to run our business including a special bonus to our employee base that will be paid out over the second and third quarters of 2022. The resulting impact of these increased costs is that our operating expense projection on an APSM basis has been raised slightly. In addition, Merchandise Contribution for 2022 while still within the guidance range is trending closer to the higher end of the range due to higher sales volumes. Capital expenditures are closer to the lower end of original guidance due to supply chain issues. More details on the guidance updates will be discussed in our earnings conference call noted below.

* * * * *

Earnings Call Information
The Company will host a conference call on July 28, 2022 at 10:00 a.m. Central Time to discuss second quarter 2022 results. The conference call number is 1 (888) 330-2384 and the conference number is 6680883. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: The Company's ability to realize projected synergies from the acquisition of QuickChek and successfully expand our food and beverage offerings; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; geopolitical events, such as Russia's invasion of Ukraine, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19, including the impact on the Company's fuel volumes if the gradual recoveries experienced throughout 2020 and 2021 stall or reverse as a result of any resurgence in COVID-19 infection rates and government reaction in response thereof; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; changes to the Company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except share and per share amounts)	2022	2021	2022	2021
Operating Revenues
Petroleum product sales (a)	$5,690.3	$3,404.5	$9,838.7	$6,040.3
Merchandise sales	994.6	963.4	1,886.6	1,796.6
Other operating revenues	81.8	88.1	159.8	156.2
Total operating revenues	6,766.7	4,456.0	11,885.1	7,993.1

Operating Expenses
Petroleum product cost of goods sold (a)	5,347.8	3,175.2	9,204.0	5,651.3
Merchandise cost of goods sold	797.9	778.9	1,514.2	1,463.7
Store and other operating expenses	252.2	208.9	474.9	386.0
Depreciation and amortization	54.7	53.3	110.1	104.3
Selling, general and administrative	52.2	48.5	98.4	92.8
Accretion of asset retirement obligations	0.7	0.7	1.4	1.3
Acquisition related costs	0.8	0.2	1.0	9.0
Total operating expenses	6,506.3	4,265.7	11,404.0	7,708.4

Gain (loss) on sale of assets	1.9	(0.1)	1.9	0.1
Income (loss) from operations	262.3	190.2	483.0	284.8

Other income (expense)
Interest income	0.4	—	0.4	—
Interest expense	(20.2)	(20.4)	(39.8)	(41.7)
Other nonoperating income (expense)	(1.2)	0.2	(1.9)	0.2
Total other income (expense)	(21.0)	(20.2)	(41.3)	(41.5)
Income before income taxes	241.3	170.0	441.7	243.3
Income tax expense (benefit)	58.0	41.2	106.0	59.2
Net Income	$183.3	$128.8	$335.7	$184.1

Basic and Diluted Earnings Per Common Share
Basic	$7.65	$4.85	$13.81	$6.82
Diluted	$7.53	$4.79	$13.59	$6.73
Weighted-average Common shares outstanding (in thousands):
Basic	23,952	26,579	24,302	27,002
Diluted	24,341	26,917	24,708	27,351
Supplemental information:
(a) Includes excise taxes of:	$554.7	$524.4	$1,068.7	$994.0

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2022	2021	2022	2021

Operating Revenues
Petroleum product sales	$5,690.3	$3,404.5	$9,838.7	$6,040.3
Merchandise sales	994.6	963.4	1,886.6	1,796.6
Other operating revenues	81.8	88.0	159.7	156.1
Total operating revenues	6,766.7	4,455.9	11,885.0	7,993.0

Operating expenses
Petroleum products cost of goods sold	5,347.8	3,175.2	9,204.0	5,651.3
Merchandise cost of goods sold	797.9	778.9	1,514.2	1,463.7
Store and other operating expenses	252.2	208.9	474.9	386.0
Depreciation and amortization	50.8	49.5	102.5	96.4
Selling, general and administrative	52.2	48.5	98.4	92.8
Accretion of asset retirement obligations	0.7	0.7	1.4	1.3
Total operating expenses	6,501.6	4,261.7	11,395.4	7,691.5
Gain (loss) on sale of assets	(0.7)	(0.1)	(0.7)	—
Income (loss) from operations	264.4	194.1	488.9	301.5

Other income (expense)
Interest expense	(2.3)	(1.9)	(4.5)	(3.4)
Total other income (expense)	(2.3)	(1.9)	(4.5)	(3.4)

Income (loss) before income taxes	262.1	192.2	484.4	298.1
Income tax expense (benefit)	63.0	46.6	116.2	72.1
Income (loss) from operations	$199.1	$145.6	$368.2	$226.0

Total tobacco sales revenue same store sales[1,2]	$125.0	$123.7	$119.5	$119.2
Total non-tobacco sales revenue same store sales[1,2]	73.6	51.4	66.7	49.0
Total merchandise sales revenue same store sales[1,2]	$198.6	$175.1	$186.2	$168.2
[1]2021 amounts not revised for 2022 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,695	1,662	1,695	1,662
Total store months during the period	5,021	4,939	10,052	9,774

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Six months ended
	June 30, 2022		June 30, 2022
	SSS[1]	APSM[2]	SSS[1]	APSM[2]
Fuel gallons per month	4.8%	5.8%	4.4%	5.3%

Merchandise sales	1.5%	1.5%	0.9%	2.1%
Tobacco sales	1.5%	0.9%	0.9%	0.2%
Non tobacco sales	1.4%	2.8%	0.7%	5.7%

Merchandise margin	4.1%	4.8%	4.8%	8.8%
Tobacco margin	3.1%	2.8%	5.3%	5.1%
Non tobacco margin	4.9%	7.1%	4.3%	12.2%
[1]Includes store-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed stores do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2021 for the stores being compared in the 2022 versus 2021 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

QuickChek uses a weekly retail calendar where each quarter has 13 weeks. For Q2 2022, the QuickChek results cover the period from April 2, 2022 to July 1, 2022 and the year-to-date period is from January 1, 2022 to July 1, 2022. For the prior-year period, the QuickChek results cover the period from April 3, 2021 to July 2, 2021 and the year-to-date period began on January 29, 2021 (the date of acquisition) to July 2, 2021. The difference in the timing of the period ends is immaterial to the overall consolidated results.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$240.4	$256.4
Accounts receivable—trade, less allowance for doubtful accounts of $0.1 in 2022 and 2021	296.8	195.7
Inventories, at lower of cost or market	314.0	292.3
Prepaid expenses and other current assets	31.1	23.4
Total current assets	882.3	767.8
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,471.8 and $1,373.4 at 2022 and 2021, respectively	2,409.6	2,378.4
Operating lease right of use assets, net	443.7	419.2
Intangible assets, net of amortization	140.5	140.7
Goodwill	328.0	328.0
Other assets	13.7	14.1
Total assets	$4,217.8	$4,048.2

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$14.9	$15.0
Trade accounts payable and accrued liabilities	836.8	660.3
Income taxes payable	1.0	—
Total current liabilities	852.7	675.3

Long-term debt, including capitalized lease obligations	1,795.5	1,800.1
Deferred income taxes	309.2	295.9
Asset retirement obligations	40.1	39.2
Non current operating lease liabilities	435.2	408.9
Deferred credits and other liabilities	22.4	21.6
Total liabilities	3,455.1	3,241.0
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2022 and 2021, respectively)	0.5	0.5
Treasury stock (23,415,646 and 21,831,904 shares held at
2022 and 2021, respectively)	(2,183.4)	(1,839.3)
Additional paid in capital (APIC)	513.1	534.8
Retained earnings	2,433.3	2,112.4
Accumulated other comprehensive income (loss) (AOCI)	(0.8)	(1.2)
Total stockholders' equity	762.7	807.2
Total liabilities and stockholders' equity	$4,217.8	$4,048.2

Murphy USA Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2022	2021	2022	2021
Operating Activities
Net income	$183.3	$128.8	$335.7	$184.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	54.7	53.3	110.1	104.3
Deferred and noncurrent income tax charges (benefits)	5.6	8.0	13.1	11.7
Accretion of asset retirement obligations	0.7	0.7	1.4	1.3
(Gains) losses from sale of assets	(1.9)	0.1	(1.9)	(0.1)
Net (increase) decrease in noncash operating working capital	(71.1)	(90.7)	47.8	17.3
Other operating activities - net	6.0	0.8	10.3	12.2
Net cash provided by operating activities	177.3	101.0	516.5	330.8
Investing Activities
Property additions	(80.9)	(83.2)	(144.9)	(136.8)
Payments for acquisition, net of cash acquired	—	1.0	—	(641.1)
Proceeds from sale of assets	8.1	0.5	8.1	0.8
Other investing activities - net	(0.2)	(0.3)	(0.6)	(1.2)
Net cash required by investing activities	(73.0)	(82.0)	(137.4)	(778.3)
Financing Activities
Purchase of treasury stock	(203.6)	(148.3)	(355.4)	(198.3)
Dividends paid	(7.4)	(6.7)	(14.6)	(13.5)
Borrowings of debt	—	—	—	892.8
Repayments of debt	(3.8)	(2.5)	(7.6)	(216.9)
Debt issuance costs	—	(0.1)	—	(8.9)
Amounts related to share-based compensation	(5.3)	(0.5)	(17.5)	(6.3)
Net cash provided (required) by financing activities	(220.1)	(158.1)	(395.1)	448.9
Net increase (decrease) in cash, cash equivalents, and restricted cash	(115.8)	(139.1)	(16.0)	1.4
Cash, cash equivalents, and restricted cash at beginning of period	356.2	304.1	256.4	163.6
Cash, cash equivalents, and restricted cash at end of period	$240.4	$165.0	$240.4	$165.0

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2022	2021	2022	2021

Net income	$183.3	$128.8	$335.7	$184.1

Income tax expense (benefit)	58.0	41.2	106.0	59.2
Interest expense, net of interest income	19.8	20.4	39.4	41.7
Depreciation and amortization	54.7	53.3	110.1	104.3
EBITDA	$315.8	$243.7	$591.2	$389.3

Accretion of asset retirement obligations	0.7	0.7	1.4	1.3
(Gain) loss on sale of assets	(1.9)	0.1	(1.9)	(0.1)
Acquisition related costs	0.8	0.2	1.0	9.0
Other nonoperating (income) expense	1.2	(0.2)	1.9	(0.2)
Adjusted EBITDA	$316.6	$244.5	$593.6	$399.3